SCHEDULE 14A

                            SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                               (Amendment No. __)

Filed by Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

        [  ]  Preliminary Proxy Statement
        [  ]  Confidential,  for Use of the  Commission  Only (as  permitted by
              Rule 14a-6(e)(2))
        [X ]  Definitive Proxy Statement
        [  ]  Definitive Additional Materials
        [  ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
              240.14a-12


                                V-ONE Corporation

               --------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

               --------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

        [X]    No fee required.

        [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11:

               1) Title of each class of securities to which transaction applies:

               2) Aggregate number of securities to which transaction applies:

               3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing is calculated and state how it was determined):

               4)     Proposed maximum aggregate value of transaction:

               5)     Total fee paid:

        [ ]    Fee paid previously with preliminary materials.

        [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

               1)     Amount Previously Paid:

               2)     Form, Schedule or Registration Statement Number:

               3)     Filing Party:

               4)     Date Filed:

                                 April 12, 2001


Dear Shareholder:

        On behalf of the Board of Directors, I cordially invite you to attend the Annual Meeting of Shareholders of V-ONE Corporation ("Company"). The Annual Meeting will be held at Glenview Mansion, 603 Edmonston Drive, Rockville, Maryland, on Thursday, May 10, 2001 at 10:00 a.m. Rockville, Maryland time.

        At the meeting, you will be asked (i) to elect three directors, each for a three-year term expiring in 2004, (ii) to ratify the appointment of Ernst & Young LLP as independent public accountants for the Company, and (iii) to approve the Company's 2001 Employee Stock Purchase Plan. The Board of Directors has unanimously approved these proposals and we urge you to vote in favor of these proposals and in accordance with the Board's recommendation on such other matters as may be submitted to you for a vote at the meeting.

        Your vote is very important, regardless of the number of shares you own. Please sign and return each proxy card that you receive in the postage-paid return envelope, which is provided for your convenience. The return of your proxy card will not prevent you from voting in person but will assure that your vote is counted if you are unable to attend the Annual Meeting. We look forward to seeing you on May 10.

                                                   Sincerely,

                                                   /s/ Margaret E. Grayson
                                                   -----------------------
                                                   Margaret E. Grayson
                                                   Director, President And
                                                   Chief Executive Officer



  20250 Century Boulevard, Suite 300, Germantown, Maryland 20874 (301) 515-5200

                                V-ONE CORPORATION

  20250 CENTURY BOULEVARD, SUITE 300 GERMANTOWN, MARYLAND 20874 (301) 515-5200



                                     NOTICE

                         ANNUAL MEETING OF SHAREHOLDERS

                                 APRIL 12, 2001

        NOTICE IS HEREBY GIVEN that the 2001 Annual Meeting of Shareholders ("Annual Meeting") of V-ONE Corporation ("Company") will be held on Thursday, May 10, 2001 at 10:00 a.m., Rockville, Maryland time, for the following purposes:

        1.     To elect three directors,  whose terms shall expire at the Annual
               Meeting,   or  until  their  successors  have  been  elected  and
               qualified;

        2. To ratify the appointment of Ernst & Young LLP, independent public accountants, as the auditors of the Company for the year ending December 31, 2001;

        3.     To approve the Company's 2001 Employee Stock Purchase Plan; and

        4. To transact any other business as may properly come before the Annual Meeting or any adjournment thereof.

        The Board of Directors has fixed the close of business on March 21, 2001 as the record date ("Record Date") for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof. A complete list of shareholders of record of the Company on the Record Date will be available for examination by any shareholder, for any purpose germane to the Annual Meeting, during ordinary business hours, for the 10-day period prior to the Annual Meeting, at the executive offices of the Company, 20250 Century Boulevard, Suite 300, Germantown, Maryland 20874.

                                              BY ORDER OF THE BOARD OF DIRECTORS

                                              /s/ Joseph D. Gallagher
                                              -----------------------
                                              Joseph D. Gallagher
                                              Secretary


Germantown, Maryland
April 12, 2001

        IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE SELF-ADDRESSED, POSTAGE-PAID ENVELOPE. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING, OR IN PERSON, AT ANY TIME PRIOR TO THE EXERCISE THEREOF.

                                V-ONE CORPORATION

       20250 CENTURY BOULEVARD, SUITE 300 GERMANTOWN, MARYLAND 20874
                                 (301) 515-5200

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

        The enclosed proxy is solicited by the Board of Directors ("Board") of V-ONE Corporation, a Delaware corporation ("Company"), for use at the Annual Meeting of Shareholders on Thursday, May 10, 2001 ("Annual Meeting"), and at any adjournment thereof. The approximate date of mailing of this Proxy Statement is April 12, 2001.

              INFORMATION RELATING TO VOTING AT THE ANNUAL MEETING

        The securities to be voted at the Annual Meeting consist of (i) shares of common stock of the Company, $0.001 par value per share ("Common Stock"), with each share entitling its record owner to one vote on each of the proposals ("Proposals") and on all other matters properly brought before the Annual Meeting, (ii) shares of Series C Preferred Stock, $0.001 par value per share ("Series C Stock"), with each share entitling its record owner to ten votes on Proposals 2 and 3 and on all other matters properly brought before the Annual Meeting, except with respect to the election of directors for which record holders of Series C Stock are not entitled to vote, and (iii) Series D Preferred Stock, $0.001 par value per share ("Series D Stock"), with each share entitling its record owner to one vote on each of the Proposals and on all other matters properly brought before the Annual Meeting. The close of business on March 21, 2001 has been fixed by the Board as the record date ("Record Date") for determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, there were 162 holders of record of Common Stock and 22,261,221 shares of Common Stock outstanding and eligible to be voted at the Annual Meeting, 5 record holders of Series C Stock and 42,904 shares of Series C Stock outstanding and eligible to be voted at the Annual Meeting and 20 record holders of Series D Stock and 3,675,000 shares of Series D Stock outstanding and eligible to be voted at the Annual Meeting. The Common Stock, Series C Stock and Series D Stock (collectively "Voting Stock") are the only outstanding voting securities of the Company.

        The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of the Voting Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. If less than a majority of the outstanding shares are present at the Annual Meeting, either in person or by proxy, a majority of the shares so represented may vote to adjourn the Annual Meeting from time to time without further notice. Directors receiving a plurality of votes will be elected in the order of the number of votes received. There is no cumulative voting in the election of directors. With respect to any other matter properly brought before the Annual Meeting or any adjournment thereof, the vote required for approval shall be the affirmative vote of a majority of the total number of votes that those present at the Annual Meeting, in person or by proxy, are entitled to cast.

        All shares entitled to vote represented by a properly executed and unrevoked proxy received in time for the Annual Meeting will be voted at the Annual Meeting in accordance with the instructions given; in the absence of instructions to the contrary, such shares will be voted FOR the Proposal to elect the designated nominees for director. If any other matters properly come before the Annual Meeting, the persons named as proxies will vote upon such matters as determined by a majority of the Board.

        Under Delaware law, shares represented at the Annual Meeting (either by properly executed proxy or in person) that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee that are represented at the Annual Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions as to any Proposal will have the same effect as votes against the Proposal. Broker non-votes, however, will be treated as unvoted for purposes of determining approval of such Proposal (and therefore will reduce the absolute number - although not the percentage - of votes needed for approval) and will not be counted as votes for or against the Proposal. The cost of soliciting proxies will be borne by the Company. In addition to use of the mails, proxies may be solicited personally or by telephone or telegraph by officers, directors or employees of the Company who will not be specially compensated for such solicitation activities. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for forwarding solicitation materials to the beneficial owners of shares held of record by such persons, and the Company will reimburse such persons for their reasonable expenses incurred in that connection.

        A shareholder may revoke his or her proxy at any time prior to its exercise by (i) filing written notice thereof with Joseph D. Gallagher, Secretary, V-ONE Corporation, 20250 Century Boulevard, Suite 300, Germantown, Maryland 20874, (ii) submitting a duly executed proxy bearing a later date or
(iii) appearing at the Annual Meeting and giving the Secretary notice of his or her intention to vote in person. Unless previously revoked or otherwise instructed thereon, proxies will be voted at the Annual Meeting on the Proposals as described above.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

        The number of shares of Common Stock held as of March 1, 2001 by each holder, if any, of more than 5% of the outstanding Common Stock of the Company, by each director of the Company, each nominee for reelection as a director, each executive officer named in the "Summary Compensation Table," and by all executive officers and directors of the Company is set forth below. Unless otherwise indicated, all of the shares shown in the following table are shares of Common Stock and are owned both of record and beneficially by the person named. Unless otherwise indicated, the person named possesses sole voting and investment power.


NAME AND ADDRESS (1)                    SHARES BENEFICIALLY OWNED (2)    PERCENT OF CLASS (3)
----------------                        -------------------------        ----------------
James F. Chen                                       3,283,662 (4)                  14.8%


Joseph Lupo                                         2,854,098 (5)                  11.8%
758 Oneida Trail
Franklin Lakes, New Jersey 07417

David D. Dawson**                                     657,578 (6)                   2.9%

Margaret E. Grayson                                   111,224 (7)                   *

Heidi B. Heiden                                        90,000 (8)                   *

Molly G. Bayley ***                                   100,000 (9)                   *

James T. McManus ***                                  342,890 (10)                  1.5%

Michael J. Mufson***                                   60,000 (11)                  *

Michael D. O'Dell                                      50,000 (12)                  *

John F. Nesline                                        29,671 (13)                  *

William E. Odom                                       156,666 (14)                  *




                                       2


Steven Mogul                                                0 (15)                  *

James Boyle                                            44,289 (16)                  *

David Gaetani                                           4,210 (17)                  *

Jieh-Shan Wang                                        122,980 (18)                  *

Executive Officers and Directors as a               1,899,508                       8.0%
group                                         (6)(7)(8)(9)(10)(11)(12)
                                              (13)(14)(15)(16)(17)(18)

*   Less than 1%.
** Mr. Dawson resigned as Chairman and Chief Executive Officer effective November 27, 2000.
*** Nominee.

(1) Unless otherwise indicated, the mailing address of each shareholder is c/o V-ONE Corporation, 20250 Century Boulevard, Suite 300, Germantown, Maryland 20874.

(2) In accordance with Rule 13d-3 of the Exchange Act, a person is deemed to be the beneficial owner of a security if he or she has or shares voting power or investment power with respect to such security or has the right to acquire such ownership within 60 days.

        Each director, executive officer and beneficial owner possesses sole voting and investment power with respect to the shares of Common Stock listed, except as otherwise indicated. The number of shares beneficially owned by each director, executive officer and beneficial owner, is determined under rules promulgated under the Exchange Act by the Securities and Exchange Commission ("SEC"), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual currently has sole or shared voting power or investment power, and also any shares in which the individual has the right to acquire by conversion of preferred stock into Common Stock, by exercise of options or warrants to purchase Common Stock or otherwise, within 60 days after March 1, 2001. As of March 1, 2001, the Company had 22,215,209 shares of Common Stock outstanding.

(3) Number of shares of Common Stock deemed outstanding includes shares issuable upon exercise or conversion of stock options, warrants or preferred stock beneficially owned by the person in question that are currently exercisable or convertible or become exercisable or convertible within 60 days after March 1, 2001.

(4) Includes 600,000 shares of Common Stock held in a family limited partnership, the general partner of which is a corporation controlled by James F. Chen and his wife, Mary S. Chen. Does not include 71,110 shares of Common Stock registered in the name of Mary S. Chen as Trustee under trusts for the benefit of Mr. Chen's children with respect to which Mary
        S. Chen possesses voting and investment power.

(5) According to Joseph Lupo's Schedule 13D received by the Company on March 13, 2001, represents 896,700 shares of Common Stock, 1,282,720 shares of Series D Stock and warrants to purchase 256,544 shares of Common Stock held in a Roth IRA account for the benefit of Joseph Lupo. Also represents 1,746 shares of Common Stock, 346,990 shares of Series D Stock and warrants to purchase 69,398 shares of Common Stock held in a Profit Sharing Plan for the benefit of Mr. Lupo.

(6) Includes options to purchase 465,000 shares of Common Stock and warrants to purchase 150,000 shares of Common Stock.

(7)     Includes options to purchase 81,118 shares of Common Stock.

(8) Does not include warrants to purchase 130,000 shares of Common Stock issued to MindSquared, LLC, of which Mr. Heiden is a partner.


(9)     Represents options to purchase 100,000 shares of Common Stock.


(10) Includes options to purchase 50,000 shares of Common Stock. Does not include warrants to purchase 130,000 shares of Common Stock issued to MindSquared, LLC of which Mr. McManus is a partner.

(11) Represents options to purchase 50,000 shares of Common Stock and warrants to purchase 10,000 shares of Common Stock.

(12)    Represents options to purchase 50,000 shares of Common Stock.

(13)    Includes options to purchase 23,356 shares of Common Stock.

(14) Represents options to purchase 146,666 shares of Common Stock and warrants to purchase 10,000 shares of Common Stock.

(15)    This individual ceased being an executive officer on December 14, 2000.

(16) Includes options to purchase 32,500 shares of Common Stock. This individual ceased being an executive officer on February 15, 2001.

(17)    This individual ceased being an executive officer on December 15, 2001.


(18)    Includes options to purchase 17,500 shares of Common Stock.


                              ELECTION OF DIRECTORS
                                  (PROPOSAL 1)

        The Company's restated bylaws provide for a Board consisting of up to seven members serving staggered terms. The terms of office of James T. McManus, Michael J. Mufson and Molly G. Bayley will expire at the Annual Meeting. James
T. McManus, Michael J. Mufson and Molly G. Bayley have been nominated by the Board to serve for three-year terms.

        There are no arrangements or understandings between the Company and any person pursuant to which such person has been elected as a director or selected as a nominee.

        If any nominee becomes unavailable for any reason, or if any other vacancy in the class of directors to be elected at the Annual Meeting should occur before the election, the shares represented by the proxy will be voted for the person, if any, who is designated by the Board to replace the nominee or to fill such other vacancy on the Board. The Board has no reason to believe that the nominees will be unavailable or that any other vacancy on the Board will occur. The nominees have consented to be named and have indicated their intent to serve if elected.

Nominees:             James T. McManus
                      Michael J. Mufson
                      Molly G. Bayley

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE NOMINEES FOR REELECTION AS DIRECTORS SET FORTH ABOVE.

                  INFORMATION CONCERNING THE BOARD OF DIRECTORS

        The directors of the Company are currently divided into three classes that are elected on a staggered basis. Each director serves for a three-year term and until his or her successor is duly elected and qualified. The current members of the Board are set forth below:


                                 DIRECTOR
                                  OF THE
                                 COMPANY      TERM      POSITION(S) CURRENTLY
            NAME                  SINCE      EXPIRES    HELD WITH THE COMPANY
            ----                  -----      -------    ---------------------

William E. Odom (3)                1996       2002      Chairman of the Board

Margaret E. Grayson                1999       2003      Director, President and
                                                        Chief Executive Officer

Heidi B. Heiden (3)                2000       2002      Director

James T. McManus (1) (2) (3)       2001       2001      Director

Michael D. O'Dell (1)              2001       2003      Director

Michael J. Mufson (1) (2)          2000       2001      Director

Molly G. Bayley (2)                2001       2001      Director


(1)     Member of the Audit Committee.
(2)     Nominee for election.
(3)     Member of the Compensation Committee.

        Biographical information regarding the directors of the Company is as follows:

LIEUTENANT GENERAL WILLIAM E. ODOM, ARMY (RET.) (68) was elected Chairman of the Board in November 2000, and has been a director of the Company since June 1996. Since October 1988, General Odom has served as Director of National Security Studies at the Hudson Institute. He has also served as an adjunct professor at Yale University since January 1989. Prior to his retirement from the military in 1988, General Odom held several military posts including Director of the National Security Agency, Assistant Chief of Staff for Intelligence and Military Assistant to the National Security Advisor during the Carter Administration. He is Chairman of the Board of American Science & Engineering and is also a board member of American Technologies Group. General Odom holds an M.A. and Ph.D. from Columbia University and a B.S. from the United States Military Academy at West Point.

MOLLY G. BAYLEY (56) was appointed a director of the Company in March 2001 to fill a vacancy on the Board. Ms. Bayley is presently a consultant to firms and organizations in the financial services industry. From 1998 through 2000, Ms. Bayley served as Vice President of Exchange Relations for OptiMark Technologies. From 1989 through 1997, she was an international consultant on capital markets development in emerging markets. Also from 1993 to 1996, Ms. Bayley was a Chief of Party and Regulatory Advisor for Arthur Andersen in Washington, D.C. From 1984 through 1989, Ms. Bayley was Executive Director of the Commodities Futures Trading Commission. From 1971 through 1984, Ms. Bayley held various positions within Nasdaq, culminating as Vice President of Nasdaq operations. Ms. Bayley holds a B.A. in French from Wellesley College.

MARGARET E. GRAYSON (54) was elected President and CEO in November 2000. She had served as the Company's Senior Vice President and Chief Financial Officer since May 1999. Ms. Grayson was elected to the Board of Directors in August 1999. Prior to joining V-ONE Corporation, Ms. Grayson served as Vice President of Finance and Administration and Chief Financial Officer for SPACEHAB, Inc. (Nasdaq: SPAB) from September 1994 to October 1998. Immediately prior to joining SPAB, Ms. Grayson served as Chief Financial Officer for CD Radio, Inc. in Washington, D.C., an early entrant in the satellite radio mobile communications market. Previously, Ms. Grayson served as a senior executive and consultant to high technology start-up companies. Ms. Grayson is on the Board of Directors of Ronbotics Corporation and the Advisory Board of Celsion Corporation. Ms. Grayson holds an M.B.A. from the University of South Florida and a B.S. in Accounting from the State University of New York at Buffalo.

HEIDI B. HEIDEN (62) has been a Director of V-ONE Corporation since June 2000. In January 2001, Mr. Heiden became Chairman and CEO of Zephion Networks, Inc., a private company, and became a director of Nx Networks, a public company. He is a partner in MindSquared, LLC, a high-technology management consulting firm that performs consulting services for the Company. Mr. Heiden retired from UUNET, Inc. in January 1999, an MCI WorldCom company, where he was Senior Vice
President of Operations and Technology. Mr. Heiden joined UUNET in September 1995. His professional career includes a five-year term as Senior Operating Officer at Salomon Brothers in New York City. He also served as Senior Vice President for the Wollongong Group. In the mid-1980's, Mr. Heiden was employed at Trusted Information Systems, a computer and network security company. Prior to entering the commercial arena, Mr. Heiden's served in the United States Army and led diverse technology programs. Mr. Heiden also created and ran the Defense Data Network consisting of many worldwide computer networks which formed the basis of what is now known as the Internet. Mr. Heiden sits on the Compensation Committees of Nx Networks, Inc. and Mindsquared, LLC. Mr. Heiden is a graduate of West Point Military Academy.

JAMES T. MCMANUS (42) has been a Director of the Company since January 2001. Since August 2000, Mr. McManus has been a partner in MindSquared, LLC, a high-technology management consulting firm that performs consulting services for the Company. Since April 1999 he has also served as a technical advisor to various high tech companies. From January 1996 through March 1999, he was Vice President of Systems Engineering at UUNET, Inc. Prior to joining UUNET, Mr. McManus served as the Vice President of Systems Engineering at Salomon, Inc. Mr. McManus earned his B.E. in Engineering and an M.B.A. (Finance) from Manhattan College.

MICHAEL J. MUFSON (47) has been a Director of V-ONE Corporation since June 2000. Mr. Mufson is Co-Director of Investment Banking for Janney Montgomery Scott, LLC. Mr. Mufson was previously Director of Corporate Finance and Managing Director of the investment banking firm of Foley Mufson Howe & Company, the assets of which were acquired by Janney Montgomery Scott, LLC in April 1994. Prior to the formation of his firm, he had been Director of Corporate Finance at Wheat First Butcher Singer for 12 years. Currently, he is a director of The Penn Janney Fund and the Penn Janney Opportunities Fund, venture capital funds operated in conjunction with The Penn Mutual Insurance Company. Mr. Mufson received his B.A. and M.B.A. degrees from George Washington University and is a Certified Public Accountant.

MICHAEL D. O'DELL (47) has been a Director of V-ONE Corporation since January 2001. From 1997 until his appointment to the Company's Board, Mr. O'Dell served as Senior Vice President and Chief Scientist for UUNET, Inc., a WorldCom company, where he was responsible for overall network architecture and technical strategic direction for UUNET. Prior to joining UUNET in March 1993, Mr. O'Dell was a senior technical staff member at Bellcore where he was chief engineer for the "RBOC of the Future" project. Before joining Bellcore, Mr. O'Dell was chief computer scientist and director of operating systems development for Prisma Computers, a gallium-arsenide SPARC compatible supercomputer company. He served eight years as founding editor-in-chief of Computing Systems, an international refereed scholarly journal devoted to the pragmatics of computer systems implementation experience. Mr. O'Dell holds both a bachelors and a masters degree in computer science from the University of Oklahoma.

COMPENSATION OF DIRECTORS

        Effective February 26, 2001, each non-employee director receives a $1,000 monthly stipend and annually receives stock options to purchase 17,500 shares of Common Stock. Also effective February 26, 2001, the Chairman of the Board receives a $2,000 monthly stipend and annually receives stock options to purchase 17,500 shares of Common Stock. From November 26, 2000 through February 26, 2001, the directors deferred cash compensation. From May 11, 2000 through November 26, 2000, non-employee directors received cash compensation of $10,000 annually plus options and/or warrants to purchase $5,000 shares of Common Stock. From July 1998 until May 11, 2000, the directors received $500 per meeting and options and/or warrants to purchase 10,000 shares of Common Stock annually. The Company also reimburses directors for travel expenses incurred in connection with their attendance at meetings of the Board and its committees.

        Pursuant to a consulting agreement with the Company dated November 27, 2000, MindSquared, LLC, of which Mr. Heiden and Mr. McManus are partners, received warrants to purchase 100,000 shares of Common Stock in November 2000 and $61,500 for the payment of services in early January 2001.


BOARD OF DIRECTORS AND COMMITTEES


        Meetings of the Board are held regularly each quarter and as required. During 2000, the Board held eleven meetings. During fiscal 2000 each member of the Board participated in greater than 75% of these meetings.

        The Board has established an Audit Committee ("Audit Committee") to recommend the firm to be appointed as independent accountants to audit the Company's financial statements and to perform services related to the audit, review the scope and results of the audit with the independent accountants, review with management and the independent accountants the Company's year-end operating results and consider the adequacy of the internal accounting procedures. During 2000, the Audit Committee met three times and consisted of William E. Odom, A.L. Giannopoulos and Michael F. Mufson. The current members of the Audit Committee are James T. McManus, Michael D. O'Dell, and Michael F. Mufson, none of whom is an employee of the Company.

                             AUDIT COMMITTEE REPORT

        The following is the report of the Audit Committee with respect to the Company's audited financial statements for the fiscal year ended December 31, 2000, which include the balance sheets of the Company as of December 31, 2000 and 1999, and the related statements of operations, changes in stockholders' equity and cash flows for the years in the period ended December 31, 2000, 1999, and 1998 and the notes thereto. THE INFORMATION CONTAINED IN THIS REPORT SHALL NOT BE DEEMED TO BE "SOLICITING MATERIAL" OR TO BE "FILED" WITH THE SECURITIES AND EXCHANGE COMMISSION, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY FUTURE FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES IT BY REFERENCE IN SUCH FILING.

REVIEW WITH MANAGEMENT

        The Audit Committee has reviewed and discussed the Company's audited financial statements with management.

REVIEW AND DISCUSSIONS WITH INDEPENDENT AUDITORS

        The Audit Committee has discussed with Ernst & Young LLP, the Company's independent accountants the matters required to be discussed by SAS 61 (Codification of Statements on Accounting Standards) which include, among other items, matters related to the conduct of the audit of the Company's financial statements.

        The Audit Committee has received written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (which relates to the accountant's independence from the Company and its related entities) and has discussed with Ernst & Young LLP their independence from the Company.

        The Audit Committee has adopted a charter for the Committee which is attached as Appendix A hereto. All members of the Audit Committee are independent as defined under the applicable NASD rules.

CONCLUSION

        Based on the review and discussions referred to above, the Audit Committee recommended to the Company's Board that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

                             SUBMITTED BY THE AUDIT COMMITTEE OF
                             THE BOARD OF DIRECTORS

                             Michael J. Mufson, Chairman
                             Michael D. O'Dell
                             James T. McManus

        The Board has also established a Compensation Committee ("Compensation Committee"). The Compensation Committee reviews and recommends the compensation arrangements for all directors and officers, approves such arrangements for other senior level employees and administers and takes such other actions as may be required in connection with certain compensation and incentive plans of the Company. In 2000, the Compensation Committee consisted of two independent directors, General Odom and Mr. Giannopoulos. On November 26, 2000 Mr. Heiden replaced Mr. Giannopoulos, who resigned on October 27, 2000. On February 26, 2001, Mr. James McManus became a member of the Compensation Committee. The Compensation Committee met once in 2000.

        The Company currently has no standing nominating committee. A director can be nominated by a member of the Board or by written notice to the Board not less than 120 calendar days in advance of the anniversary date of the Company's previous year's annual meeting of shareholders.

                    INFORMATION CONCERNING EXECUTIVE OFFICERS

        The Company's executive officers are elected each year by the Board, unless the Board determines, upon appointing an officer, that he or she shall serve for a different term. Any executive officer may be removed at any time, with or without cause, by the Board. Biographical information with respect to Margaret E. Grayson is provided above. See "Information Concerning the Board of Directors." Biographical information regarding the other executive officers of the Company is as follows:


JIEH-SHAN WANG, PH.D. (46) has been with the Company since its inception and serves as the Company's Chief Scientist. Dr. Wang is a member of the development team on all of the Company's patents. Prior to joining the Company, Dr. Wang was employed with INTELSAT from June 1991 to April 1994 as Senior Systems Engineer where he led an engineering team in the development of network applications. Dr. Wang holds a B.S. in Physics from National Taiwan University and a Ph.D. in Physics from the University of Maryland.


JOHN F. NESLINE (52) was promoted to Chief Financial Officer of V-ONE Corporation in December 2000. He joined the Company as Controller in May 1999. From March 1997 to April 1999, Mr. Nesline served as Vice President of Finance for Disclosure, Inc., a subsidiary of Primark Corporation. From February 1995 to December 1996, he was Vice President of Finance for Heckler and Koch, a U.S. subsidiary of British Aerospace. Prior to joining Heckler and Koch, Mr. Nesline worked for Dynatech Corporation for 17 years, where he progressed through increasingly responsible financial positions, serving as Medical Division Controller and Senior Vice President and Controller of Dynatech Laboratories.
Mr. Nesline holds a B.B.A. in Accounting from the University of Notre Dame and is a Certified Public Accountant.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

        The following table summarizes the compensation paid by the Company for the last three fiscal years to its Chief Executive Officer and the Company's other most highly compensated executive officers whose salary plus bonus exceeded $100,000 during the year ended December 31, 2000 ("Named Executives").

                                                                              Long-Term
                                Annual Compensation                         Compensation
                                -------------------                         ------------

                                                                                Awards
                                                                                ------

Name and Principal                                       Other Annual         Securities              All Other
Position                 YEAR  SALARY($)  BONUS($)(1)  COMPENSATION($)(2)  UNDERLYING OPTIONS(#)  COMPENSATION ($)
---------------------    ----  ---------  -----------  ------------------  ---------------------  ----------------
David D. Dawson (a)      2000   $275,383   $131,183                    -            870,000 (5)              -
President and Chief      1999   $226,923          -                    -            200,000 (6)              -
Executive Officer        1998   $200,000          -         $22,006 (22)                     -         $54,824 (24)

Margaret E. Grayson (b)  2000   $183,750    $92,414 (3)                             305,000 (7)
President and Chief      1999    $81,250    $17,600                                 250,000 (8)
Executive Officer        1998          -         -                                           -

John F. Nesline          2000    $126,160   $26,489 (4)                              52,000 (9)
Chief Financial Officer  1999     $72,769    $4,200                                  75,000 (10)
                         1998           -         -                                           -

James Boyle (c)          2000    $140,910   $38,450          $11,010 (23)            26,000 (11)
Vice President           1999     $42,163         -           $8,689 (23)           130,000 (12)
Engineering              1998           -         -                    -

Steven Mogul (d)         2000    $180,712                                            41,000 (13)         $5,000 (25)
Vice President           1999    $186,792                                            50,000 (14)              -
Business Development     1998    $111,029                                            40,000 (15)              -

David Gaetani (e)        2000    $124,064   $52,801                                  32,500 (16)
Vice President and       1999    $120,000         -                                  10,000 (17)
General Manager          1998    $120,000   $25,000                                  85,000 (18)
Wireless Business Unit

Jieh-Shan Wang           2000   $141,667    $39,606                                  51,000 (19)
Chief Scientist          1999   $159,951          -                                  30,000 (20)
                         1998   $110,000    $35,000                                  60,000 (21)

        (a) David D. Dawson resigned as President and Chief Executive Officer in November 2000.

        (b) Margaret E. Grayson was appointed President and Chief Executive Officer in November 2000. From July 1999 to November 2000, she was Senior Vice President and Chief Financial Officer.

        (c)  James Boyle's  employment  with the Company  ceased on February 15,
             2001.

        (d) Steven Mogul's employment with the Company ceased on December 14, 2000.

        (e) David Gaetani's employment with the Company ceased on December 15, 2000.

        (1) Includes bonus paid in stock and taxes in 2000 unless otherwise provided.

        (2) Except as indicated, the aggregate amount of perquisites and other personal benefits, securities or property for each Named Executive is not reportable under SEC rules because such amount is the lesser of either $50,000 or 10% of total annual salary and bonus for each Named Executive.

        (3) Does not include a cash bonus for 2000 of $80,000 that was awarded in 2001.

        (4) Does not include a cash bonus for 2000 of $41,100 that was awarded in 2001.

        (5) Represents options and warrants to purchase 870,000 shares of Common Stock. In connection with his resignation, one half of the total number of Mr. Dawson's options and warrants were cancelled and the expiration date on the other half was extended to November 27, 2005.

        (6) Represents options to purchase 200,000 shares of Common Stock at an exercise price of $2.156 per share under the 1998 Incentive Stock Plan (the "1998 Plan"). These options vest as to 25% of the shares on the first anniversary of the date of grant and as to an additional 25% of the shares on the second, third and fourth anniversaries of the date of grant. The options and warrants become fully vested in the event of a change in control of the Company.

        (7) Represents options to purchase 50,000 shares of Common Stock at an exercise price of $2.375 per share, options to purchase 55,000 shares of Common Stock at an exercise price of $1.25 and options to purchase 200,000 shares of Common Stock at an exercise price of $1.094, granted under the 1998 Plan. These options vest as to 25% of the shares on the first anniversary of the date of grant and as to an additional 25% of the shares on the second, third and fourth anniversaries of the date of grant. The options become fully vested in the event of a change in control of the Company.

        (8) Represents options to purchase 220,000 shares of Common Stock at an exercise price of $2.156 per share granted under the 1998 Plan. These options vest as to 25% of the shares on the first anniversary of the date of grant and as to an additional 25% of the shares on the second, third and fourth anniversaries of the date of grant. The options become fully vested in the event of a change in control of the Company. Also represents options to purchase 30,000 shares of Common Stock at an exercise price of $2.156 per share granted under the 1998 Plan. These options are immediately exercisable.

        (9) Represents options to purchase 10,000 shares of Common Stock at an exercise price of $2.375 per share, options to purchase 17,000 shares of Common Stock at an exercise price of $1.25 per share and options to purchase 25,000 shares of Common Stock at an exercise price of $1.25 per share granted under the 1998 Plan. These options vest as to 25% of the shares on the first anniversary of the date of grant and as to an additional 25% of the shares on the second, third and fourth anniversaries of the date of grant. The options become fully vested in the event of a change in control of the Company.

        (10) Represents options to purchase 40,000 shares of Common Stock at an exercise price of $2.156 per share and options to purchase 35,000 shares of Common Stock at an exercise price of $2.50 per share granted under the 1998 Plan. These options vest as to 25% of the shares on the first anniversary of the date of grant and as to an additional 25% of the shares on the second, third and fourth anniversaries of the date of grant. The options become fully vested in the event of a change in control of the Company.

        (11) Represents options to purchase 26,000 shares of Common Stock at an exercise price of $1.25 per share granted under the 1998 Plan. These options vest as to 25% of the shares on the first anniversary of the date of grant and as to an additional 25% of the shares on the second, third and fourth anniversaries of the date of grant. The options become fully vested in the event of a change in control of the Company.

        (12) Represents options to purchase 130,000 shares of Common Stock at an exercise price of $2.5625 per share granted under the 1998 Plan. These options vest as to 25% of the shares on the first anniversary of the date of grant and as to an additional 25% of the shares on the second, third and fourth anniversaries of the date of grant. The options become fully vested in the event of a change in control of the Company.

        (13) Represents options to purchase 20,000 shares of Common Stock at an exercise price of $2.375 per share and options to purchase 21,000 shares of Common Stock at an exercise price of $1.25 per share granted under the 1998 Plan. These options vest as to 25% of the shares on the first anniversary of the date of grant and as to an additional 25% of the shares on the second, third and fourth anniversaries of the date of grant. The options become fully vested in the event of a change in control of the Company.

        (14) Represents options to purchase 30,000 shares of Common Stock at an exercise price of $2.125 per share and options to purchase 20,000 shares of Common Stock at an exercise price of $2.156 per share granted under the 1998 Plan. These options vest as to 25% of the shares on the first anniversary of the date of grant and as to an additional 25% of the shares on the second, third and fourth anniversaries of the date of grant. The options become fully vested in the event of a change in control of the Company.

        (15) Represents options to purchase 40,000 shares of Common Stock at an exercise price of $2.875 per share granted under the 1998 Plan. These options vest as to 25% of the shares on the first anniversary of the date of grant and as to an additional 25% of the shares on the second, third and fourth anniversaries of the date of grant. The options become fully vested in the event of a change in control of the Company.

        (16) Represents options to purchase 20,000 shares of Common Stock at an exercise price of $2.375 per share and options to purchase 12,500 shares of Common Stock at an exercise price of $1.25 per share granted under the 1998 Plan. These options vest as to 25% of the shares on the first anniversary of the date of grant and as to an additional 25% of the shares on the second, third and fourth anniversaries of the date of grant. The options become fully vested in the event of a change in control of the Company.

        (17) Represents options to purchase 10,000 shares of Common Stock at an exercise price of $2.125 per share granted under the 1998 Plan. These options vest as to 25% of the shares on the first anniversary of the date of grant and as to an additional 25% of the shares on the second, third and fourth anniversaries of the date of grant. The options become fully vested in the event of a change in control of the Company.

        (18) Represents options to purchase 85,000 shares of Common Stock at an exercise price of $2.875 per share granted under the 1998 Plan. These options vest as to 25% of the shares on the first anniversary of the date of grant and as to an additional 25% of the shares on the second, third and fourth anniversaries of the date of grant. The options become fully vested in the event of a change in control of the Company.

        (19) Represents options to purchase 32,500 shares of Common Stock at an exercise price of $2.375 per share and options to purchase 18,500 shares of Common Stock at an exercise price of $1.25 per share granted under the 1998 Plan. These options vest as to 25% of the shares on the first anniversary of the date of grant and as to an additional 25% of the shares on the second, third and fourth anniversaries of the date of grant. The options become fully vested in the event of a change in control of the Company.

        (20) Represents options to purchase 30,000 shares of Common Stock at an exercise price of $2.125 per share granted under the 1998 Plan. These options vest as to 25% of the shares on the first anniversary of the date of grant and as to an additional 25% of the shares on the second, third and fourth anniversaries of the date of grant. The options become fully vested in the event of a change in control of the Company.

        (21) Represents options to purchase 30,000 shares of Common Stock at an exercise price of $2.875 per share and options to purchase 30,000 shares of Common Stock at an exercise price of $2.688 per share granted under the 1998 Plan. These options vest as to 25% of the shares on the first anniversary of the date of grant and as to an additional 25% of the shares on the second, third and fourth anniversaries of the date of grant. The options become fully vested in the event of a change in control of the Company.

        (22) Represents   payments   made  by  the  Company  for  Mr.   Dawson's
             relocation.


        (23) Represents payments made by the Company for Mr. Boyle's relocation.

        (24) Represents taxes paid by the Company on behalf of Mr. Dawson.

        (25) Represents severance payment made by the Company in connection with Mr. Mogul's termination of employment on December 14, 2000.

STOCK OPTIONS

        The following tables set forth further information regarding the grant of options and warrants to the Named Executives of the Company in 2000. No stock appreciation rights ("SARs") were granted to any Named Executive during 2000.

                                  Individual Grants                             Potential Realizable Value at
                                  -----------------                                  Assumed Annual Rates of
                                                                                  Stock Price Appreciation for
                                                                                            Option Term
                                                                                            -----------
                         Number of      % of Total
                         Securities       Options
                         Underlying      Granted to
                          Options        Employees    Exercise or
                          Granted        in Fiscal    Base Price    Expiration
Name                        (#)             Year      ($/Sh)(1)       Date               5%      10%
--------------------------------------------------------------------------------------------------------
David D. Dawson            100,000(2)        5%        $2.375     04/01/10         $149,362    $378,514
                           155,000(2)        8%        $1.250     10/18/10         $121,848    $308,788
                           150,000(3)        8%        $1.188     11/27/05         $112,069    $284,005
                           465,000(3)       24%        $1.188     11/27/05         $347,414    $880,415

Margaret E. Grayson         50,000           3%        $2.375     04/17/10          $74,681    $189,257
                            55,000           3%        $1.250     10/18/10          $43,237    $109,570
                           200,000          10%        $1.094     11/24/10         $137,602    $348,711

John F. Nesline             10,000           1%        $2.375     04/17/10          $14,936     $37,851
                            17,000           1%        $1.250     10/18/10          $13,364     $33,867
                            25,000           1%        $1.250     11/29/10          $33,867     $49,804

James Boyle                 26,000           1%        $1.250     10/18/10          $20,439     $51,797

Steven Mogul                20,000           1%        $2.375     04/17/10          $29,872     $75,703
                            21,000           1%        $1.250     10/18/10          $16,508     $41,836

David Gaetani               20,000           1%        $2.375     04/17/10          $29,872     $75,703
                            12,500           1%        $3.125     10/18/10          $24,566     $62,256

Jieh-Shan Wang              32,500           2%        $2.375     04/17/10          $48,543    $123,017
                            18,500           1%        $1.250     10/18/10          $14,543     $38,855

        (1)  Represents fair market value on date of grant.

        (2) These options were cancelled on November 27, 2000 in connection with Mr. Dawson's resignation.

        (3) The expiration date of these options was extended to November 27, 2005 in connection with Mr. Dawson's resignation.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

        The following table summarizes the value realized upon exercise of outstanding stock options and the value of the outstanding options held by the Named Executives at December 31, 2000.

                                                          Number of
                                                         Securities            Value of
                                                         Underlying          Unexercised
                                                         Unexercised         In-the-Money
                                                         Options at           Options at
                         Shares                         December 31,         December 31,
                        Acquired                          2000 (#)           2000 ($) (1)
                          on             Value          Exercisable/         Exercisable/
        Name          Exercise(#)     Realized ($)      Unexercisable       Unexercisable
        ----          -----------     ------------      -------------       -------------
David D. Dawson            0               0              465,000/0               0

Margaret E. Grayson        0               0           600,000/470,000            0

John F. Nesline            0               0           18,750/108,250             0

James Boyle                0               0              32,500/0                0

Steven Mogul               0               0              27,500/0                0

Dave Gaetani               0               0              18,750/0                0

Jieh-Shan Wang             0               0            17,500/93,500             0



(1) Based on the closing sales price of $0.625 on Friday, December 29, 2000.

RELATED TRANSACTIONS


        To assist the Company in focusing its sales efforts on large enterprises, in particular a selected group of large network integrators and Internet service providers, the Company retained MindSquared, LLC, a marketing and consulting firm. Clint Heiden, a Senior Consultant at MindSquared, LLC, is primarily responsible for assisting the Company in its marketing efforts. Clint Heiden spent most of his career at UUNET Inc., which he joined in 1994 as director of sales. From 1996 to 2000 he served as UUNET's vice president for U.S. sales, during a period of significant growth for UUNET. Most recently, he served as President of Online Office Supplies Company, a privately held concern providing e-commerce office solutions to businesses worldwide. Clint Heiden is the son of Heidi Heiden, a Director of V-ONE, a partner in MindSquared, LLC and a member of MindSquared, LLC's Compensation Committee. James McManus, a director of V-ONE, is also a partner in MindSquared, LLC.

        The Company's consulting agreement with MindSquared, LLC commenced on November 27, 2000 and is currently being renegotiated by the parties. It provides for a maximum payment of $200,000 over the term of the agreement. The agreement also provides for the issuance of warrants to MindSquared, LLC to purchase the Company's Common Stock upon the execution of the agreement and for the issuance of additional warrants to purchase the Company's Common Stock upon the achievement of various marketing goals. The purchase price for all such warrants is the fair market value of the Company's Common Stock on the date the warrants are issued.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

        In June 1996, the Board established the Compensation Committee, which makes recommendations concerning the compensation arrangements for all directors and executive officers. From January to November 2000, the Compensation Committee was composed of General Odom and Mr. Giannopoulos. Mr. Heiden replaced Mr. Giannopoulos on November 26, 2000. Mr. McManus joined the Compensation Committee in February 2001. The Compensation Committee met once in 2000.

        Compensation for executive officers currently consists primarily of base salary, cash and stock bonuses and grants of stock options pursuant to the Company's plans. Base salaries are determined by evaluating the responsibilities of the position and the experience and knowledge of the individual. Bonuses and annual salary adjustments, if any, are determined by evaluating performance taking into account such factors as achievement of the Company's strategic goals, assumption of additional responsibilities, attainment of specific individual objectives, and the compensation paid to other senior executives in the Company's industry. The Compensation Committee believes that stock ownership by management is especially beneficial in aligning the interest of management and shareholders in the Company.

        The Chief Executive Officer's bonus compensation is tied to certain performance goals reasonably established from time to time by the Company. If such goals are met, the CEO is entitled to a cash performance bonus of 40% of base salary for each fiscal year. The amount of such bonus percentage may be increased but not decreased by the Company. Performance in excess of 100% of performance goals will be rewarded at an incrementally higher percentage. Reasonable methods will be used to measure and compensate appropriately for performance below the performance goals.

        Grants of Company stock options are intended to align the interest of executives, key employees and others with the long-term interests of the Company's shareholders and to encourage executives and key employees to remain with the Company. The Board initially authorized the Compensation Committee to grant stock options to key employees and others under the Company's stock option plans. Currently, the Board is administering the Company's stock option plans. Currently, Ms. Grayson recommends to the Board levels of stock option grants based upon the same factors as used for bonus and salary adjustments.

        Section 162(m) of the Internal Revenue Code of 1986, as amended ("Code"), imposes a limitation on the deductibility of nonperformance-based compensation in excess of $1 million paid to the Named Executives. Currently, no executive officer of the Company is paid compensation in excess of $1 million per year and it is not anticipated that any executive officer will be paid in excess of $1 million in 2001. As the Company's Compensation Committee is now constituted, the Company's 1998 Incentive Stock Plan and 1996 Incentive Stock Plan can now provide for awards that can be made in compliance with Section 162(m).

        On November 27, 2000, Mr. David Dawson resigned as Chairman, Chief Executive Officer and President. In connection with his resignation, one half of the total number of Mr. Dawson's options and warrants were cancelled and the expiration date on the other half was extended to November 27, 2005. Mr. Dawson also received a severance payment of $150,000 paid on January 15, 2001.

        On November 27, 2000 the Board of Directors elected Margaret Grayson President and CEO and extended her employment agreement as described below. In connection with these new duties, Ms. Grayson was granted options to purchase 200,000 shares of Common Stock. On July 1, 1999, the Company entered into an employment agreement with Ms. Grayson, then Senior Vice President and Chief Financial Officer, the terms of which were approved by the Board. Pursuant to such employment agreement, Ms. Grayson's base salary was set at $150,000 per annum and she received options to purchase 220,000 shares of Common Stock at an exercise price of $2.156 per share. In April 2000, Ms. Grayson's base salary was increased to $200,000, and she received a stock bonus of 29,474 shares of Common Stock. She also received a cash bonus of $80,000, paid in 2001, for fiscal year 2000. On August 20, 1999, Ms. Grayson was elected to fill a vacancy on the Board of Directors of the Company. See "Employment Agreements" for more information regarding Ms. Grayson's employment agreement.

        In June 1996, the Company entered into an employment agreement with Jieh-Shan Wang, who then held the position of Senior Vice President and Chief Technical Officer. In 2000, Dr. Wang's title was changed to Chief Scientist, his base salary was reduced to $100,000 and his weekly work schedule was reduced to thirty hours. On October 18, 2000, the Company entered into a Key Employee Retention Agreement with Dr. Wang that is effective for one year and may be renewed by written agreement of the parties. The agreement provides that Dr. Wang is entitled to three months salary at his base salary rate in effect at the date of termination if the Company terminates Dr. Wang other than for cause. In connection with the agreement, the Company granted Dr. Wang an incentive stock option to purchase 18,500 shares of Common Stock at an exercise price of $1.25 per share. Dr. Wang received a bonus of 12,632 shares of Common Stock in 2000.

        On October 18, 2000, the Company entered into a Key Employee Retention Agreement with Mr. Nesline who is now the Chief Financial Officer. This agreement is effective for one year and may be renewed by written agreement of the parties. The agreement provides that Mr. Nesline is entitled to three months salary at his base salary rate in effect at the date of termination if the Company terminates Mr. Nesline other than for cause. In connection with the agreement, the Company granted Mr. Nesline an incentive stock option to purchase 17,000 shares of Common Stock at an exercise price of $1.25 per share. In 2000, Mr. Nesline received a bonus in the form of 8,421 shares of Common Stock and in 2001 received a cash bonus of $41,000 for fiscal year 2000. During 2000, Mr. Nesline's salary increased from $127,000 to $137,000.

        The Compensation Committee increased the salaries of the following Executive Officers in 2000: David D. Dawson from $250,000 to $300,000, James Boyle from $140,000 to $150,000, and David Gaetani from $120,000 to $130,000.
Mr. Dawson, Mr. Boyle and Mr. Gaetani are no longer employed by the Company.


                                    SUBMITTED BY THE COMPENSATION
                                    COMMITTEE OF THE BOARD OF DIRECTORS

                                    William E. Odom
                                    Heidi  B. Heiden
                                    James T. McManus


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        As of March 1, 2001, the members of the Company's Compensation Committee were Heidi B. Heiden, James T. McManus and William E. Odom.

        The Company has adopted a policy providing that all material transactions (other than compensation arrangements that must be approved by the Compensation Committee) between the Company and its officers, directors and other affiliates (i) must be approved by a majority of the disinterested members of the Board or a committee thereof (following disclosure to the Board of the material facts of the relationship and the transaction), and (ii) must be on terms no less favorable to the Company than can be obtained from unaffiliated third parties.

        To assist the Company in focusing its sales efforts on large enterprises, in particular a selected group of large network integrators and Internet service providers, the Company retained MindSquared, LLC, a marketing and consulting firm. Clint Heiden, a Senior Consultant at MindSquared, LLC, is primarily responsible for assisting the Company in its marketing efforts. Clint Heiden spent most of his career at UUNET, Inc., which he joined in 1994 as director of sales. From 1996 to 2000 he served as UUNET's vice president for U.S. sales, during a period of significant growth for UUNET. Most recently, he served as President of Online Office Supplies Company, a privately held concern providing e-commerce office solutions to businesses worldwide. Clint Heiden is the son of Heidi Heiden, a Director of V-ONE, a partner in MindSquared, LLC and a member of MindSquared LLC's Compensation Committee. James McManus, a director of V-ONE, is also a partner in MindSquared, LLC.

        The Company's consulting agreement with MindSquared, LLC commenced on November 27, 2000 and is currently being renegotiated by the parties. It provides for a maximum payment of $200,000 over the term of the agreement. The agreement also provides for the issuance of warrants to MindSquared, LLC to purchase the Company's common stock upon the execution of the agreement and for the issuance of additional warrants to purchase the Company's common stock upon the achievement of various marketing goals. The purchase price for all such warrants is the fair market value of the Company's Common Stock on the date the warrants are issued.

STOCK PERFORMANCE GRAPH

        The following graph compares the change from the date the Company's Common Stock began trading on the Nasdaq National Market in the Company's total return on its Common Stock with (a) the change in the total return on the stocks included in the CRSP Total Return Index for the Nasdaq Stock Market (U.S.) and
(b) the change in the total return on the stocks included in the Company's peer group (4 companies) assuming an initial investment of $100 on October 24, 1996, the date the Common Stock began trading on Nasdaq. All of these total returns are computed assuming the reinvestment of dividends at the frequency with which dividends were paid during the period. The Common Stock price performance shown below should not be viewed as being indicative of future performance. The companies currently in the peer group are Check Point Software Technologies Ltd., RSA Security, Inc., Cylink Corp., and AXENT Technologies, Inc. Security Dynamics Technologies changed its name to RSA Security Inc. in 1999. AXENT Technologies, Inc. was acquired by Symantec, Inc. on December 19, 2000. The last day of trading for AXENT stock was December 18, 2000.


                                                [GRAPH]

SOURCES:  NASDAQ                   10/24/96 12/31/96  12/31/97 12/31/98  12/31/99 12/29/00
V-ONE CORP                          $100.00  $145.00    $70.00   $59.38   $117.50  $12.50
NASDAQ TOTAL RETURN  INDEX          $100.00  $105.63   $129.43  $182.38   $329.49 $203.98
PEER GROUP (4 COMPANIES)            $100.00   $84.34    $99.62   $95.99   $253.33 $247.30

EMPLOYMENT AGREEMENTS

        On November 27, 2000, David D. Dawson resigned his positions of Chairman, Chief Executive Officer and President of the Company.

        The Company originally entered into an employment agreement with Ms. Grayson in July 1999 when she was the Company's Senior Vice President and Chief Financial Officer. The employment agreement has a one-year term and is automatically renewed for additional one-year terms on the anniversary date and each successive anniversary date thereafter. However, either the Company or Ms. Grayson may serve written notice of its or her intention not to renew not less than 90 days prior to the expiration of the then current term, in which case the employment agreement terminates on such termination date. Under the employment agreement, Ms. Grayson's base salary is $200,000, and she is eligible for a cash bonus in the amount of 40% of her base salary if she meets certain performance objectives; the bonus may be increased if the objectives are exceeded. On November 27, 2000, the Board elected Margaret E. Grayson President and CEO. In connection with her new duties, Ms. Grayson was granted options to purchase 200,000 shares of Common Stock.

        If the Company terminates Ms. Grayson's employment for cause, she is not entitled to any severance payment. Ms. Grayson is deemed to be terminated for cause if, in the reasonable determination of the Board, she, among other things, is convicted of a felony or a crime involving moral turpitude, participates in a fraud against the Company, or willfully discloses the Company's trade secrets or other confidential information to any of its competitors. If the Company terminates Ms. Grayson's employment other than for cause (or fails to renew the employment agreement other than for cause), Ms. Grayson receives a severance payment equal to one year's salary plus any projected bonus that would have been paid during that year, and all options previously granted become immediately exercisable.

        In June 1996, the Company entered into an employment agreement with Jieh-Shan Wang, who then held the position of Senior Vice President and Chief Technical Officer. In 2000, Dr. Wang's title was changed to Chief Scientist, his base salary was reduced to $100,000 and his weekly work schedule was reduced to thirty hours. On October 18, 2000, the Company entered into a Key Employee Retention Agreement with Dr. Wang that is effective for one year and may be renewed by written agreement of the parties. The agreement provides that Dr. Wang is entitled to three months salary at his base salary rate in effect at the date of termination if the Company terminates Dr. Wang other than for cause. In connection with the agreement, the Company granted Dr. Wang an incentive stock option to purchase 18,500 shares of Common Stock at an exercise price of $1.25 per share. Dr. Wang received a bonus of 12,632 shares of Common Stock in 2000.

        On October 18, 2000, the Company entered into a Key Employee Retention Agreement with Mr. Nesline who is now the Chief Financial Officer. This agreement is effective for one year and may be renewed by written agreement of the parties. The agreement provides that Mr. Nesline is entitled to three months salary at his base salary rate in effect at the date of termination if the Company terminates Mr. Nesline other than for cause. In connection with the agreement, the Company granted Mr. Nesline an incentive stock option to purchase 17,000 shares of Common Stock at an exercise price of $1.25 per share. In 2000, Mr. Nesline received a bonus in the form of 8,421 shares of Common Stock and in 2001 received a cash bonus of $41,000 for fiscal year 2000. During 2000, Mr. Nesline's salary increased from $127,000 to $137,000.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than ten percent of the Company's Common Stock, to file initial reports of ownership and reports of changes in ownership with the SEC and the Nasdaq, the exchange on which the Company's Common Stock is listed for trading. Executive officers, directors and greater than ten-percent shareholders (collectively, the "Reporting Persons") are required by SEC regulations to furnish the Company with copies of all
Section 16(a) forms they file.

        Based solely on review of the copies of such forms provided to the Company, and written representations by the Reporting Persons, the Company believes that, for the year ended December 31, 2000, all Section 16(a) filing requirements applicable to the Reporting Persons were met.

                       APPOINTMENT OF INDEPENDENT AUDITORS
                                  (PROPOSAL 2)

        The Audit Committee recommended and the Board approved the appointment of the accounting firm Ernst & Young LLP ("E & Y") as independent public auditors for the fiscal year 2001, subject to shareholder ratification.

        Effective September 30, 1999, the Company dismissed the accounting firm of PricewaterhouseCoopers LLP ("PWC") as the Company's independent public auditors.

        On September 30, 1999, the Audit Committee of the Company's board of directors recommended and the full board of directors approved the appointment of E & Y to act as its auditors for the fiscal year ended December 31, 1999. The Company did not consult E & Y regarding the application of accounting principles to a specified transaction, whether contemplated or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, or any matter that was the subject of a disagreement or a reportable event (as contemplated by Item 304 of Regulation S-K).

        The reports of PWC on the financial statements of the Company for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle except that (i) its report on the financial statements for the year ended December 31, 1998 included an explanatory paragraph regarding the Company's ability to continue as a going concern and (ii) its report on the financial statements for the year ended December 31, 1998 included an explanatory paragraph regarding the restatement of the financial statements as discussed in the notes thereto.

        The decision to change auditors was recommended by the Audit Committee of the Board and was approved by unanimous written consent of the Board on September 30, 1999.

        During the Company's two most recent fiscal years and the interim period from January 1, 1999 to September 30, 1999, there were no disagreements with PWC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PWC, would have caused it to make a reference to the subject matter of the disagreements in connection with its report on the financial statements. There is no information or event required to be reported herein pursuant to Subsection (a) (1) (v) of Rule 304 of Regulation S-K.

        The Company has requested, and PWC has provided, a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company in this filing, a copy of which is attached as
Exhibit 16 to the Company's Form 8-K dated October 7, 1999. PWC's letter indicates that they are in agreement with the statements contained in this filing insofar as such statements concern PWC.

        Fees paid to E & Y for the fiscal year ended December 31, 2001 were $90,000 for the annual audit and $70,307 for audit related services. Audit related services generally include fees for pension and statutory audits, business acquisitions, accounting consultations, internal audits and SEC reporting obligations. No fees were paid for non-audit services. In the opinion of the Audit Committee, the fees paid to E & Y for non-audit services are compatible with maintaining auditor independence.

        The Board has appointed E & Y to serve as the Company's independent public auditors for the fiscal year ending December 31, 2001. Representatives of E & Y will be present at the Annual Meeting where they will have the opportunity to make a statement if they desire to do so and where they will be available to respond to any appropriate questions.

        THE BOARD RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT PUBLIC AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2001.

                    APPROVAL OF EMPLOYEE STOCK PURCHASE PLAN
                                  (PROPOSAL 3)

        In March 2001, the Board of Directors adopted the V-ONE Corporation 2001 Employee Stock Purchase Plan (the "Stock Purchase Plan"), subject to stockholder approval. The purpose of the Stock Purchase Plan is to provide employees of the Company and its subsidiaries the opportunity to acquire an ownership interest in the Company through the purchase of Common Stock at a price below current market prices. It is the intention of the Company that the Stock Purchase Plan qualify as an "employee stock purchase plan" under Section 423 of the Code. The Stock Purchase Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974.

        The following summary description of the V-ONE Corporation Employee Stock Purchase Plan is qualified in its entirety by reference to the full text of the Stock Purchase Plan, which is attached hereto as Appendix B.

DESCRIPTION OF THE STOCK PURCHASE PLAN

        The Stock Purchase Plan permits all eligible employees, including officers, of the Company to purchase shares of Common Stock of the Company at a discount over current market prices. As of March 1, 2001, the closing price of a share of the Company's Common Stock on the Nasdaq SmallCap Market was $2.3125. To be eligible, an employee must work 20 hours or more per week and satisfy the other conditions noted below. As of March 1, 2001, approximately 58 employees were eligible to participate in the Stock Purchase Plan.

        A total of 2,500,000 shares of the Company's Common Stock will be available for purchase over the entire term of the Stock Purchase Plan. At the election of the Company, the shares issued pursuant to the Stock Purchase Plan may be purchased on the open market or issued by the Company out of treasury shares or original issue shares.

        The Stock Purchase Plan has a term of five years, subject to earlier termination by the Board. The Stock Purchase Plan must be approved by the stockholders of the Company and, if the Stock Purchase Plan is not approved by the stockholders at the annual meeting, the Stock Purchase Plan will terminate.

        The Stock Purchase Plan makes shares available for purchase pursuant to four consecutive three-month offering periods each year. The offering periods will commence on the first trading day for the Common Stock on or after January 1 and terminate on the last trading day in the period ending the following March 31, commence on the first trading day on or after April 1 and terminate on the last trading day in the period ending the following June 30, commence on the first trading day on or after July 1 and terminate on the last trading day in the period ending the following September 30, and commence on the first trading day on or after October 1 and terminate on the last trading day in the period ending the following December 31; PROVIDED, HOWEVER, that the first offering period under the Stock Purchase Plan shall commence with the first trading day on or after July 1, 2001 and ending on the last trading day on or before September 30, 2001.

        Employees participate by making an election on a form provided by the Company to have a percentage (only in terms of whole percentages) of their base pay (excluding bonuses and other incentive compensation, expense allowances and reimbursements and any other cash or non-cash fringe benefits, whether taxable or not) up to a maximum of 10% deducted from pay, on an after-tax basis, for the purpose of making the purchase of shares of Common Stock in the respective offering period. The percentage of the payroll deductions elected by an employee will not change in the event of changes in the employee's compensation during any applicable offering period.

        Effective on the first day of each offering period, as determined at the end of the respective offering period, an employee who has elected to participate is granted an option to purchase a number of whole shares determined by dividing the total amount of the employee payroll deductions actually made in the offering period by the "purchase price" per share of Common Stock. The maximum number of shares for which an option can be granted to a participant with respect to any single offering period is 6,250 shares. The "purchase price" will be determined by the Board of Directors in its discretion, but will not be less than (i) 85% of the fair market value (as defined in the Stock Purchase
Plan) of the Common Stock on the first day of the offering period or (ii) 85% of the fair market value (as defined in the Stock Purchase Plan) of the Common Stock on the last day of the offering period, whichever amount is less. Payment for shares to be purchased under the Stock Purchase Plan will be made by payment of the accumulated payroll deductions actually made by the employee to the Company.

        No otherwise eligible employee shall be granted an option under the Stock Purchase Plan (i) if, immediately after the grant, the employee would own stock (including by attribution from certain family members and affiliated entities) and options possessing 5% or more of the total combined voting power or value of all classes of stock of the Company (assuming that the shares subject to the options are outstanding) or (ii) if the grant would cause his or her rights to purchase stock under all employee stock purchase plans of the Company to apply to shares of Common Stock having a fair market value of $25,000 or more for the calendar year in which such option is outstanding at any time.

        An election to participate in the Stock Purchase Plan will remain in effect for successive offering periods unless the participant files a notice of withdrawal. A participant may withdraw from the Stock Purchase Plan at any time on or before 15 days prior to the last day of the offering period unless an earlier or later date is established by the Board or the applicable Board committee administering the Stock Purchase Plan. A participant withdraws by filing a notice of withdrawal on a form provided by the Company. All of the participant's payroll deductions credited to his or her account will be paid to him or her promptly after receipt of the notice of withdrawal, and no further payroll deductions will be made during that offering period. A participant's withdrawal will not have any effect upon his or her eligibility to participate in any subsequent offering period under the Stock Purchase Plan. However, the participant will be required to execute and deliver to the Company a new election form for the subsequent offering period.

        Termination of employment of a participant for any reason shall automatically constitute a withdrawal from the Stock Purchase Plan. Upon termination of employment for any reason, the payroll deductions credited to the participant's account will be returned to the participant and, in that event, the participant's account will not be used to purchase shares of Common Stock on the last day of the respective offering period.

        Unless a participant terminates employment or withdraws from the Stock Purchase Plan as noted above, the option to purchase shares will be exercised automatically for the participant on the last day of the offering period. If there are insufficient shares available for purchase in any offering period to satisfy the options of the participants, shares will be issued to the participants on a pro rata basis based on the amount of their respective payroll deductions withheld in the respective offering period. No fractional shares will be issued under the Stock Purchase Plan. Any funds remaining in a participant's account after exercise of an option which are not sufficient to purchase a full share will be carried over for the next offering period.

        A participant's account will be no more than a bookkeeping account maintained by the Company, and the Company shall not be obligated to segregate or hold in trust or escrow any funds in a participant's account. No interest will accrue or be payable on the payroll deductions of a participant under the Stock Purchase Plan. Each participant will receive at least annually a statement regarding the status of his or her Stock Purchase Plan account.

        Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the Stock Purchase Plan may be assigned, transferred, pledged or otherwise disposed of by a participant. The Company may treat any such act as an election to withdraw from the Stock Purchase Plan.

        The Board may at any time terminate or amend the Stock Purchase Plan. Except in certain limited circumstances set forth in Sections 18 and 19 of the Stock Purchase Plan (such as a dissolution or merger of the Company), no termination can affect options previously granted, and no amendment can make any change in options theretofore granted which would adversely affect the rights of any participant. To the extent necessary to comply with Section 423 of the Code (or any other applicable law, regulation or stock exchange rule), the Company will obtain stockholder approval of any amendment or termination of the Stock Purchase Plan in such a manner and to such a degree as may be required.

        The Stock Purchase Plan is administered by the Board. The Board may designate a committee composed of members of the Board to administer the Stock Purchase Plan. The Board is vested with authority to make, administer and interpret such rules and regulations as it deems necessary to administer the Stock Purchase Plan, and any determination, decision or action of the Board in connection with the construction, interpretation, administration or application of the Stock Purchase Plan will be final and binding on all participants and all persons claiming under or through any participant.

        Except as otherwise described above, benefits under the Stock Purchase Plan to the Named Executives of the Company and to other officers and employees of the Company are not currently determinable because participation in the Stock Purchase Plan by such officers and employees is voluntary and the benefits are subject to the market price of the Common Stock at future dates.

FEDERAL INCOME TAX CONSIDERATIONS

        THE FOLLOWING DISCUSSION ADDRESSES ONLY THE GENERAL FEDERAL INCOME TAX CONSEQUENCES UNDER THE STOCK PURCHASE PLAN. IT DOES NOT ADDRESS THE IMPACT OF STATE AND LOCAL TAXES, THE FEDERAL ALTERNATIVE MINIMUM TAX OR SECURITIES LAWS RESTRICTIONS, AND IS INTENDED FOR GENERAL INFORMATION PURPOSES ONLY. IT IS NOT INTENDED AS TAX ADVICE TO PARTICIPANTS IN THE STOCK PURCHASE PLAN, WHO SHOULD CONSULT THEIR OWN TAX ADVISORS.

        It is the intention of the Company to have the Stock Purchase Plan qualify as an "employee stock purchase plan" under Section 423 of the Code. The provisions of the Stock Purchase Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code. The Company believes that the following federal income tax consequences normally will apply with respect to the Stock Purchase Plan.

        The payroll deductions withheld from a participant's pay under the Stock Purchase Plan will be taxable income to the participant and must be included in the participant's gross income for federal income tax purposes in the year in which such amounts otherwise would have been received.

        A participant will not be required to recognize any income for federal income tax purposes either at the time the participant is granted an option (which will be on the first day of the offering period) or by virtue of the exercise of the option (which will take place on the last day of such offering period). The federal income tax consequences of a sale or disposition of shares acquired under the Stock Purchase Plan depend in part on the length of time the shares are held by a participant before such sale or disposition. If a participant sells or otherwise disposes of shares acquired under the Stock Purchase Plan (other than any transfer resulting from death) within two years after the first day of the offering period at the end of which the shares were acquired ("Two-Year Period"), the participant must recognize ordinary compensation income in the year of such disposition in an amount equal to the excess of (i) the fair market value of the shares on the date such shares were acquired over (ii) the price paid for the shares by the participant. The amount of "ordinary" compensation income recognized by the participant will be added to the participant's basis in such shares for purposes of determining any additional gain or loss realized by the participant on the sale of the shares. Any such additional gain or loss will be taxed as capital gain or loss, long or short, depending on how long the participant held the shares.

        If a participant sells shares acquired under the Stock Purchase Plan after the Two-Year Period or if the participant dies, the participant or the participant's estate must include as ordinary compensation income in the year of sale (or the taxable year ending upon death) an amount equal to the lesser of
(i) the excess of the fair market value of the shares on the first day of the offering period over the option price (determined as if the option had been exercised on the first day of the offering period), or (ii) the excess of the fair market value of the shares at the time of sale of the shares or on the date of death over the price paid for the shares by the participant. Except in the case of a transfer as a result of death, the amount of ordinary income recognized by the participant will be added to the participant's basis in such shares. Any gain realized upon the sale in excess of such basis will be taxed as a long-term capital gain. Any loss realized will be treated as long-term capital loss.

        The Internal Revenue Service recently issued a moratorium on the Company's obligation to withhold FICA and FUTA taxes from a participant's compensation income attributable to the Stock Purchase Plan that is effective until January 2003. Thus, the Company may have an obligation to withhold such amounts at some point in the future and the Stock Purchase Plan reserves to the Company the right to withhold to the extent necessary to meet any applicable withholding obligation.

        The Company will not receive any income tax deduction as a result of issuing shares pursuant to the Stock Purchase Plan, except to the extent that a participant is required to include as ordinary income amounts arising upon the sale or disposition of such shares as discussed above.

        THE BOARD RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE ADOPTION OF THE STOCK PURCHASE PLAN.

                                  ANNUAL REPORT

        A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, WITHOUT EXHIBITS, FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000 ACCOMPANIES THIS PROXY STATEMENT. UPON WRITTEN REQUEST, THE COMPANY WILL PROVIDE TO ANY SHAREHOLDER, FREE OF CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K, WITHOUT EXHIBITS, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. REQUESTS FOR COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K SHOULD BE DIRECTED TO JOHN F. NESLINE, CHIEF FINANCIAL OFFICER, V-ONE CORPORATION, 20250 CENTURY BOULEVARD, SUITE 300, GERMANTOWN, MARYLAND 20874.

                              SHAREHOLDER PROPOSALS

        Proposals of shareholders intended to be presented at the 2002 Annual Meeting of Shareholders must be received by the Company no later than December 7, 2001 to be considered for inclusion in the Company's Proxy Statement and form of proxy relating to such meeting. Proposals of shareholders received by the Company after December 7, 2001 will be considered untimely.

                                  OTHER MATTERS

        As of the date of this Proxy Statement, the Company knows of no business other than that described herein that will be presented for consideration at the Annual Meeting. If, however, any other business shall properly come before the Annual Meeting, the proxy holders intend to vote the proxies as determined by a majority of the Board.

                                         By Order of the Board of Directors


                                         /s/ Joseph D. Gallagher
                                         -------------------------
                                             Joseph D. Gallagher
                                             Secretary

April 12, 2001





Appendix A     Audit Committee Charter
Appendix B     2001 Employee Stock Purchase Plan
Appendix C     Form of Proxy

                                   APPENDIX A
                                V-ONE CORPORATION
                             AUDIT COMMITTEE CHARTER

ORGANIZATION

There shall be a committee of the board of directors to be known as the audit committee. The audit committee shall be composed of directors who are independent of the management of the corporation and are free of any relationship that, in the opinion of the board of directors, would interfere with their exercise of independent judgment as a committee member.

STATEMENT OF POLICY

The audit committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the corporation, and the quality and integrity of the financial reports of the corporation. In so doing, it is the responsibility of the audit committee to maintain free and open means of communication between the directors, the independent auditors, the internal auditors, and the financial management of the corporation.

RESPONSIBILITIES

In carrying out its responsibilities, the audit committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the corporation are in accordance with all requirements and are of the highest quality.

In carrying out these responsibilities, the audit committee will:

    o Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the corporation and its divisions and subsidiaries.

    o Meet with the independent auditors and financial management of the corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

    o Review with the independent auditors and financial and accounting personnel the adequacy and effectiveness of the accounting and financial controls of the corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Further, the committee periodically should review company policy statements to determine their adherence to the code of conduct.

    o Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Any changes in accounting principles should be reviewed.

    o Provide sufficient opportunity for the independent auditors to meet with the members of the audit committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the corporation's financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

    o Review accounting and financial human resources and succession planning within the company.

    o Submit the minutes of all meetings of the audit committee to, or discuss the matters discussed at each committee meeting with, the board of directors.

    o Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

    o Review the formal Audit Committee Charter annually to assess the adequacy of the charter and modify as needed.

                                   APPENDIX B
                                V-ONE CORPORATION
                        2001 EMPLOYEE STOCK PURCHASE PLAN


1. PURPOSE. The purpose of the Plan is to provide employees of the Company with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2.      DEFINITIONS.

        (a) "Board" shall mean the Board of Directors of the Company.

        (b) "Code" shall mean the Internal Revenue Code of 1986, as amended.

        (c) "Common Stock" shall mean the common stock, par value $.001 per share, of the Company.

        (d) "Company" shall mean V-ONE Corporation, a Delaware corporation.

        (e) "Compensation" shall mean the base compensation paid by the Company in accordance with the terms of employment, including overtime, commissions and any elective deferrals that are excluded from an Employee's compensation under Sections 125 and 401(k) of the Code, but excluding bonus or other incentive payments, expense allowances and reimbursements and any other cash or non-cash fringe benefits, whether taxable or nontaxable.

        (f) "Employee" shall mean any individual who is reported by the Company as an employee subject to payroll tax withholding and whose customary employment with the Company is at least twenty (20) hours per week. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds 90 days and the individual's right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave. In the event that the Company, a court or administrative agency later determines that an individual who is not reported on the payroll records of the Company as an employee subject to payroll tax withholding should be reclassified as an employee subject to payroll tax withholding, such individual shall not be eligible to participate in the Plan as of any date prior to the date of such determination.

        (g) "Enrollment Date" shall mean the first day of each Offering Period.


        (h) "Exercise Date" shall mean the last day of each Offering Period.


        (i) "Fair Market Value" shall mean, as of any date, the value of Common Stock determined as follows:

            (1) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the NASDAQ National Market or The NASDAQ SmallCap Market of The NASDAQ Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day on the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable, or;

            (2) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Common Stock on the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable, or;

            (3) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

        (j) "Offering Period" shall mean a period of approximately three (3) months during which an option granted pursuant to the Plan may be exercised, commencing on the first Trading Day on or after January 1 and terminating on the last Trading Day in the period ending the following March 31, commencing on the first Trading Day on or after April 1 and terminating on the last Trading Day in the period ending the following June 30, commencing on the first Trading Day on or after July 1 and terminating on the last Trading Day in the period ending the following September 30, and commencing on the first Trading Day on or after October 1 and terminating on the last Trading Day in the period ending the following December 31; PROVIDED, HOWEVER, that the first Offering Period under the Plan shall commence with the first Trading Day on or after July 1, 2001 and ending on the last Trading Day on or before September 30, 2001. The duration of Offering Periods may be changed pursuant to Section 4 of this Plan.

        (k) "Participant" shall mean any Employee who is eligible to participate in the Plan pursuant to Section 3 and has elected to participate in the Plan pursuant to Section 5 or who has any outstanding stock or cash balance in his or her account under the Plan.

        (l) "Plan" shall mean this Employee Stock Purchase Plan, as it may be amended from time to time.

        (m) "Purchase Price" shall mean an amount determined in the discretion of the Board, but shall not in any event be less than 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower; PROVIDED, HOWEVER, that the Purchase Price may be adjusted by the Board pursuant to Section 19.

        (n) "Reserves" shall mean the number of shares of Common Stock covered by each option under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

        (o) "Subsidiary" shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

        (p) "Trading Day" shall mean a day on which national stock exchanges and the NASDAQ System are open for trading.

3.      ELIGIBILITY.

        3.1 Any Employee who shall be employed by the Company on a given Enrollment Date shall be eligible to participate in the Plan.

        3.2 Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan to the extent that, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary.

4. OFFERING PERIODS. The Plan shall be implemented by consecutive Offering Periods with a new Offering Period commencing on the first Trading Day on or after January 1, April 1, July 1, and October 1 each year, or on such other date as the Board shall determine, and continuing thereafter until terminated in accordance with Section 19 hereof; PROVIDED, HOWEVER, that the first Offering Period under the Plan shall commence with the first Trading Day on or after July 1, 2001 and end on the last Trading Day on or before September 30, 2001. The Board shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without stockholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected thereafter.

5.      PARTICIPATION.

        5.1 An eligible Employee may become a Participant in the Plan by completing a subscription agreement authorizing payroll deductions in a form provided by the Company in substantially the form of subscription agreement attached as Exhibit A to this Plan and filing it with the Company's payroll office within a period of time prior to the applicable Enrollment Date, as designated by the Company in its discretion.

        5.2 Subject to Section 6.3, payroll deductions for a Participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the Participant as provided in Section 10.

6.      PAYROLL DEDUCTIONS.

        6.1 Subject to the limitations of Section 7, at the time a Participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each payday during the Offering Period in an amount not exceeding ten percent (10%) of the Participant's Compensation received on each payday during the Offering Period.

        6.2 All payroll deductions made for a Participant shall be credited to his or her account under the Plan and shall be withheld in whole percentages only. A Participant may not make any additional payments into such account. No interest shall accrue on the payroll deductions of a Participant in the Plan.

        6.3 Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 7 of the Plan, a Participant's payroll deductions may be decreased to zero percent (0%) at any time during an Offering Period. Payroll deductions shall recommence at the rate provided in such Participant's subscription agreement at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the Participant as provided in Section 10.

        6.4 At the time the option is exercised, in whole or in part, or at the time some or all of the Company's Common Stock issued under the Plan is disposed of, the Participant must make adequate provision for the Company's federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but shall not be obligated to, withhold from the Participant's Compensation or other pay the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Employee.

7. GRANT OF OPTION. On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on the Exercise Date of such Offering Period (at the applicable Purchase Price) up to a number of shares of the Company's Common Stock determined by dividing such Employee's payroll deductions accumulated prior to such Exercise Date and retained in the Participant's account as of the Exercise Date by the applicable Purchase Price; PROVIDED, HOWEVER, that (i) no Employee shall be permitted to purchase during any Offering Period more than 6,250 shares of Common Stock (subject to any adjustment pursuant to Section 18);
(ii) no Employee shall be granted an option permitting his or her rights to purchase Common Stock under all employee stock purchase plans of the Company and its Subsidiaries to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) of the Fair Market Value of the Common Stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time; and (iii) any purchase of Common Stock under the Plan shall be subject to the limitations set forth in Section 3.2. Exercise of the option shall occur as provided in Section 8, unless the Participant has withdrawn from participation in the Plan pursuant to Section 10. The Option shall expire on the last day of the Offering Period.

8. EXERCISE OF OPTION. Unless a Participant withdraws from the Plan as provided in Section 10, his or her option for the purchase of shares shall be exercised automatically on the Exercise Date, and the maximum number of full shares subject to such option shall be purchased for that Participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares shall be purchased; any payroll deductions accumulated in a Participant's account which are not sufficient to purchase a full share shall be retained in the Participant's account for the subsequent Offering Period, subject to earlier withdrawal by the Participant as provided in
Section 10. Any other monies left over in a Participant's account after the Exercise Date shall be returned to the Participant. During a Participant's lifetime, a Participant's option to purchase shares hereunder is exercisable only by him or her.

9. DELIVERY. As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company shall arrange the delivery to each Participant, as appropriate, of the shares purchased upon exercise of his or her option. Shares to be delivered to a Participant under the Plan shall be registered in the name of the Participant or in the name of the Participant and his or her spouse. The Company may permit or require that shares be deposited directly with a broker designated by the Company or to a designated agent of the Company, and the Company may utilize electronic or automated methods of share transfer. The Company may require that shares be retained with such broker or agent for a designated period of time and/or may establish other procedures to permit tracking of disqualifying dispositions of such shares. No Participant shall have any voting, dividend, or other stockholder rights with respect to shares subject to any option granted under the Plan until the shares subject to the option have been purchased and delivered to the Participant as provided in this Section 9.

10.     WITHDRAWAL.

        10.1 A Participant may withdraw all but not less than all of the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time on or before fifteen (15) days prior to the Exercise Date of the applicable Offering Period by giving written notice to the Company in a form provided by the Company and substantially in the form of notice attached as Exhibit B to this Plan. All of the Participant's payroll deductions credited to his or her account shall be paid to such Participant as soon as administratively practicable after receipt of notice of withdrawal and such Participant's option for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of shares shall be made for such Offering Period. If a Participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period unless the Participant delivers to the Company a new subscription agreement.

        10.2 A Participant's withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the Participant withdraws.

11. TERMINATION OF EMPLOYMENT OR LOSS OF ELIGIBILITY. If a Participant terminates employment with the Company for any reason or ceases to be an eligible Employee for any reason, he or she shall be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such Participant's account during the Offering Period but not yet used to exercise the option shall be returned to such Participant or, in the case of his or her death, to the person or persons entitled thereto under Section 14, and such Participant's option shall be automatically terminated. Notwithstanding the preceding sentence, a Participant who receives payment in lieu of notice of termination of employment shall be treated as continuing to be an Employee for the Participant's customary number of hours per week of employment during the period in which the Participant is subject to such payment in lieu of notice.

12. STOCK. Subject to adjustment upon changes in capitalization of the Company as provided in Section 18, the maximum number of shares of the Company's Common Stock which shall be made available for sale under the Plan shall be 2,500,000 shares. If, on a given Exercise Date, the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

13. ADMINISTRATION. The Plan shall be administered by the Board or a committee of members of the Board appointed by the Board. The Board or its committee shall have full power, discretion and authority (i) to promulgate any rules and regulations which it deems necessary for the proper administration of the Plan, (ii) to interpret the provisions and supervise the administration of the Plan, (iii) to make factual determinations relevant to Plan entitlements,
(iv) to take all action in connection with administration of the Plan as it deems necessary or advisable and (v) to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board or its committee shall, to the full extent permitted by law, be final and binding upon all parties. Any provision of this Plan requiring action by the Company or the use of discretion over the administration of the Plan by the Company shall be deemed to refer to the Board or its committee. Further, any reference in this Plan to the Board shall, unless the context clearly requires otherwise, be deemed to refer to the committee if one is established by the Board under this
Section 13 to administer the Plan.

14.     DESIGNATION OF BENEFICIARY.

        14.1 A Participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the Participant's account under the Plan in the event of such Participant's death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such Participant of such shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant's account under the Plan in the event of such Participant's death prior to exercise of the option. If a Participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

        14.2 Such designation of beneficiary may be changed by the Participant at any time by written notice. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

15. TRANSFERABILITY. Neither payroll deductions credited to a Participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 14) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10.

16. USE OF FUNDS. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.


17. REPORTS. Individual accounts shall be maintained for each Participant in the Plan. Statements of account shall be given to participating Employees at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.


18. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, DISSOLUTION, LIQUIDATION, MERGER OR ASSET SALE.

        18.1 CHANGES IN CAPITALIZATION. If after the grant of an option, but prior to the purchase of Common Stock under the option, there is any increase or decrease in the number of outstanding shares of Common Stock because of a stock split, stock dividend, combination or recapitalization of shares subject to options or any other similar change in the Company's capitalization, the number of shares to be purchased pursuant to an option, the price per share of Common Stock covered by an option and the maximum number of shares specified in Section 12 may be appropriately adjusted by the Board, and the Board shall take any further actions which, in the exercise of its discretion, may be necessary or appropriate under the circumstances. The Board's determinations under this
Section 18 shall be conclusive and binding on all parties.

        18.2 DISSOLUTION OR LIQUIDATION. In the event of stockholder approval of a liquidation or dissolution of the Company, the current Offering Period will terminate immediately, unless otherwise provided by the Board in its sole discretion, and all outstanding options shall automatically terminate and the amounts of all payroll deductions will be refunded without interest to the Participants.

        18.3 MERGER OR ASSET SALE. In the event of a sale of all or substantially all of the assets of the Company or the merger or consolidation of the Company with or into another corporation, then, in the sole discretion of the Board, (1) each option shall be assumed or an equivalent option shall be substituted by the successor corporation or parent or subsidiary of such successor corporation, (2) a date established by the Board on or before the date of consummation of such merger, consolidation or sale shall be treated as an Exercise Date, and all outstanding options shall be exercised on such date, or
(3) all outstanding options shall terminate and the accumulated payroll deductions will be refunded without interest to the Participants.

19.     AMENDMENT OR TERMINATION.

        19.1 The Board may at any time and for any reason terminate or amend the Plan. Except as provided in Section 18, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board of Directors on any Exercise Date if the Board determines that the termination of the Offering Period or the Plan is in the best interests of the Company and its stockholders. Except as provided in Section 18 and Section 19, no amendment may make any change in any option theretofore granted which adversely affects the rights of any Participant. To the extent necessary to comply with Section 423 of the Code (or any other applicable law, regulation or stock exchange rule), the Company shall obtain stockholder approval of any amendment or termination of the Plan in such a manner and to such a degree as required.

        19.2 Without stockholder consent and without regard to whether any Participant rights may be considered to have been "adversely affected," the Board shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant's Compensation, and establish such other limitations or procedures as the Board determines in its sole discretion advisable which are consistent with the Plan.

        19.3 In the event the Board determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequences including, but not limited to:

             (1) altering the Purchase Price for any Offering Period including an Offering Period under way at the time of the change in Purchase Price;

             (2) shortening any Offering Period so that the Offering Period ends on a new Exercise Date, including an Offering Period under way at the time of the Board action; and

             (3)    allocating shares.


Such modifications or amendments shall not require stockholder approval or the consent of any Plan Participants.

20. NOTICES. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.


21.     CONDITIONS UPON ISSUANCE OF SHARES.

        21.1 Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto complies with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

        21.2 As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

22. TERM OF PLAN. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the stockholders of the Company. It shall continue in effect for a term of five (5) years unless sooner terminated under Section 19.

                                   APPENDIX C
                                V-ONE CORPORATION
                                  FORM OF PROXY

                                                            Please  date,   sign
                                                            and mail your  proxy
                                                            card   as   soon  as
                                                            possible!

                         Annual Meeting of Shareholders
                                V-ONE Corporation
                                  May 10, 2001

/x/  Please mark your votes as         Note to Preferred C Shareholders:
     in this example.                  You may vote on Proposals 2 and 3 only.


1. Proposal One:   Election of three directors:    For           Withhold Authority    FOR, except vote withheld from the
                                                                                       following nominee(s):

        Nominees:     James T. McManus
                      Michael J. Mufson           /   /             /   /              ----------------------------
                      Molly G. Bayley

          For           Against     Abstain

         /  /            /  /        /  /          2. Proposal Two: To ratify the  appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2001.

         /  /            /  /        /  /          3. Proposal  Three:  To approve the Company's  2001 Employee Stock Purchase Plan;
                                                   and

         /  /            /  /        /  /          4. In their  discretion  on such other  business as may properly  come before the meeting or any adjournment thereof.

                                                                        Change of Address or
                                                                        Comments, mark here:     /   /


--------------------------------       -------------------------------------------         -------------------------, 2001
Signature of Shareholder               Signature of Additional Shareholder                 Dated

Please sign your name exactly as it appears hereon. When signing as attorney, executor,  administrator,  trustee or guardian, please give full title as such.  If a  corporation,  please sign in full  corporate  name by president or other  authorized  officer.  If a partnership, please sign in partnership name by authorized person.


                                V-ONE CORPORATION

           This Proxy is solicited on Behalf of the Board of Directors

        The undersigned hereby appoints Margaret E. Grayson as the lawful proxy of the undersigned and hereby authorizes her to represent and to vote as designated on the reverse all shares of common stock of V-ONE Corporation ("Company") that the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of the Company to be held on May 10, 2001 and at any adjournment thereof. This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is given, this Proxy will be voted FOR the matters listed on the reverse. Whether or not you plan to attend the meeting, you are urged to execute and return this Proxy which may be revoked at any time prior to its use.

                   (CONTINUED AND TO BE SIGNED ON OTHER SIDE.)